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                                 April 23, 2003

Atlas Pipeline Partners, L.P.
1845 Walnut Street
Philadelphia, PA  19103

Ladies and Gentlemen:

         We have acted as counsel to Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "Company"), in connection with the preparation and filing of a registration statement, and any amendments thereto (the "Registration Statement"), on Form S-2 (Registration No. 333-104265 filed with the Securities and Exchange Commission with respect to the cash offering (the "Offering") by the Company of 1,092,500 common units of limited partnership interest (the "Units"). You have requested our opinion requiring certain U.S. federal income tax matters in connection with the Offering.

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement, and (ii) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations made by the Company, which we have neither investigated nor verified, as well as certain statements contained in the Registration Statement, which we have also neither investigated nor verified. We have assumed that all such statements and representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that all representations made "to the best knowledge of" any persons will be true, correct and complete as if made without such qualification.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling been (or will be) sought from the Internal Revenue Service (the "IRS") by the Company as to the United States federal income tax consequences of the Offering and the ownership and disposition of the Units. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion.

         Based upon and subject to the foregoing as well as the limitations set forth below, it is our opinion, under presently applicable United States federal income tax law, that the discussion set forth in the Registration Statement under the caption "Tax Considerations," to the extent such statements summarize material federal income tax considerations (and ERISA considerations) of the Offering and the ownership and disposition of the Units to the holders described therein, is correct in all material respects.



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Atlas Pipeline Partners, L.P.
April 23, 2003
Page 2




         The foregoing opinion is limited to the U.S. federal income tax matters addressed in the Registration Statement, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein or in the Registration Statement after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.





                                                  Very truly yours,

                                                  /S/ Ledgewood Law Firm, P.C.
                                                  ----------------------------
                                                  LEDGEWOOD LAW FIRM, P.C.